UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006 (November 28, 2006)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Interstate 49

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 28, 2006, OMNI Energy Services Corp. (“OMNI”) announced the execution of a non-binding letter of intent (the “Letter of Intent”) for the acquisition of 100% of the issued and outstanding capital stock of Charles Holston, Inc. (“CHI”). CHI provides a full range of environmental services including transportation of non-hazardous byproducts, such as salt water and spent drilling fluids; NORM surveys, cleaning and waste disposal; tank degassing and demolition; rig pit cleaning; oilfield waste disposal; hydro blasting; dockside and offshore cleaning; and offshore sandblasting and painting. Additionally, CHI offers a wide variety of rental equipment including frac tanks, gas buster tanks, generators, lighting systems and roll-off containers.

Completion of the acquisition is subject to finalization of due diligence satisfactory to OMNI, negotiation and execution of a definitive purchase agreement with terms acceptable to both parties, and approval of the transaction by the Board of Directors of both OMNI and CHI, the shareholders of CHI and OMNI’s lending institutions. Closing is expected during the first quarter of 2007.

The press release announcing signing of the Letter of Intent is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated November 28, 2006 issued by OMNI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: December 4, 2006

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President